Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190509-01 on Form F-3 of our report dated 27 February 2015, relating to the consolidated financial statements of Abbey National Treasury Services plc, and to the reference to us under the heading “Selected Financial Data” appearing in this Annual Report on Form 20-F of Abbey National Treasury Services plc for the year ended 31 December 2014.

/s/ Deloitte LLP
Deloitte LLP

London, United Kingdom

4 March 2015